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                                                                 Exhibit 2.13

                                    AGREEMENT

                              entered into between

                           VIRTUAL COLOUR PRINTING CC

                        (Registration No. CK97/43010/23)

                                       and

                            COLORSMART.com, Inc. USA

                         (Registration No. 95/08558/07)

                                       and

                                    K REDMAN

                                       and

                                   K TRISCHLER

                                       and

                                     A KOCH
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                               TABLE OF CONTENTS

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CLAUSE NO.                         DESCRIPTION                              PAGE

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 1           INTERPRETATION AND PRELIMINARY .................................. 2
 2           CONDITIONS PRECEDENT ............................................ 7
 3           SALE OF THE BUSINESS............................................. 7
 4           PURCHASE PRICE................................................... 8
 5           STOCKTAKING......................................................10
 6           EMPLOYEES........................................................12
 7           SECTION 34 ADVERTISEMENT.........................................14
 8           DELIVERY.........................................................14
 9           THE NAME.........................................................17
10           WARRANTIES.......................................................17
11           INDEMNITY........................................................22
12           RESTRAINT........................................................22
13           AGENT'S COMMISSION...............................................26
14           BREACH...........................................................26
15           DOMICILIUM CITANDI ET EXECUTANDI.................................27
16           WHOLE AGREEMENT..................................................29
17           COSTS............................................................30
18           VALUE-ADDED TAX..................................................31
19           JOINT AND SEVERAL LIABILITY OF THE SELLER........................31
20           JOINT AND SEVERAL LIABILITY OF THE PURCHASER.....................31
21           EXECUTION IN COUNTERPARTS........................................31

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ANNEXURE A - DESIGNATED FIXED ASSETS.......................................... 1
ANNEXURE B - CONTRACTS (INCLUDING LIST OF EMPLOYEES).......................... 1

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WHEREBY IT IS AGREED AS FOLLOWS:

1.    INTERPRETATION AND PRELIMINARY

      The headings of the clauses in this agreement are for the purpose of convenience and reference only and shall not be used in the interpretation of nor modify nor amplify the terms of this agreement nor any clause hereof. Unless a contrary intention clearly appears -

      1.1.  words importing -

            1.1.1.  any one gender include the other two genders;

            1.1.2.  the singular include the plural and vice versa; and

            1.1.3. natural persons include created entities (corporate or unincorporate) and vice versa;

      1.2. the following terms shall have the meanings assigned to them hereunder and cognate expressions shall have corresponding meanings, namely -

            1.2.1.  "Act" means the Companies Act, 1973;

            1.2.2. "business" means the business of digital and large format printing, currently conducted by Virtual Colour Printing CC;

            1.2.3. "Colorsmart.Com" means a corporation incorporated in terms of the laws of the State of Nevada with its principal place of business at 537 Myart Drive, Madison Tennessee 37115 USA;

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            1.2.4.  "condition precedent" means the conditions precedent in clause 2;

            1.2.5. "designated fixed assets" means those fixed assets reflected in Annexure A hereto;

            1.2.6. "designated liabilities" means those liabilities of the business owing at the effective date to trade and hire purchase and lease creditors of the business as reflected in the effective financial statements but excluding:-

                    1.2.6.1. any product liability, warranty or implied
                             guarantee in respect of goods sold and delivered prior to the effective date but in respect of liabilities relating to products sold and delivered 15 during the period 1 April 1999 to the effective date, such liabilities shall be taken into account as liabilities being acquired as part of the designated liabilities in an amount not exceeding the nett profits earned during the period 1 April 1999 to the effective date from the sale of products during that period;

                   1.2.6.2.  any contingent liabilities at the effective date;

                   1.2.6.3. any liability of the seller in respect of any unfunded deficit of its pension fund for its employees; which shall remain the sole responsibility of the seller

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            1.2.7.  "effective date" means the close of business on 31 January
                    2000;

            1.2.8. "fixed assets" means all the fixed assets used in connection with and comprising part of the business including at least the designated fixed assets;

            1.2.9. "implementation date" means the 31 January 2000 or such date as mutually in writing between the parties;

            1.2.10. "NASDAQ" means the NASDAQ Stock Market in the United States of America;

            1.2.11. "name" means Virtual Colour Printing CC and all such other names under which the business is or has been conducted;

            1.2.12. "premises" means the leased premises at which the business is carried on, being 2nd Floor, Castle Mews, 16A Market Street, Cape Town 8001;

            1.2.13. "prime rate" means the publicly quoted basic rate per annum ruling from time to time at which Nedcor Bank lends on overdraft;

            1.2.14. "purchaser" means COLORSMART.com, Inc. USA a company with limited liability duly incorporated in terms of the company laws of South Africa with registration number 95/08558/07, or its nominee;

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            1.2.15. "seller" means Virtual Colour Printing CC a close
                    corporation duly incorporated in terms of the Close Corporation Act of South Africa with registration number CK97/43010/23;

            1.2.16. "stock" means finished stock, work-in-progress and raw s materials on hand in respect of the business as at the effective date including stock-in-transit, excluding damaged or unsaleable stock;

      1.3. any reference in this agreement to "date of signature hereof" shall be read as meaning a reference to the date of the last signature of this agreement;

      1.4. any reference to an enactment is to that enactment as at the date of signature hereof and as amended or re-enacted from time to time;

      1.5. if any provision in a definition is a substantive provision conferring rights or imposing obligations on any party, notwithstanding that it is only in the definition clause, effect shall be given to it as if it were a substantive provision in the body of the agreement;

      1.6. when any number of days is prescribed in this agreement, same shall be reckoned exclusively of the first and inclusively of the last day unless the last day falls on a Saturday, Sunday or public holiday, in which case the last day shall be the next succeeding day which is not a Saturday, Sunday or public holiday;

      1.7. where figures are referred to in numerals and in words, if there is any conflict between the two, the words shall prevail;

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      1.8.  expressions defined in this agreement shall bear the same meanings in schedules or annexures to this agreement which do not themselves contain their own definitions;

      1.9. reference to day/s, month/s or year/s shall be construed as Gregorian calendar day/s, month/s or year/s;

      1.10. the use of any expression in this agreement covering a process available under South African law such as a winding-up (without limitation eiusdem generis) shall, if any of the parties to this agreement is subject to the law of any other jurisdiction, be construed as including any equivalent or analogous proceedings under the law of such defined jurisdiction;

      1.11 where any term is defined within the context of any particular clause in this agreement, the term so defined, unless it is clear from the clause in question that the term so defined has limited application to the relevant clause, shall bear the meaning ascribed to it for all purposes in terms of this agreement, notwithstanding that that term has not been defined in this interpretation clause;

      1.12. the expiration or termination of this agreement shall not affect such of the provisions of this agreement as expressly provide that they will operate after any such expiration or termination or which of necessity must continue to have effect after such expiration or termination, notwithstanding that the clauses themselves do not expressly provide for this;

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      1.13. the rule of construction that the contract shall be interpreted against the party responsible for the drafting or preparation of the agreement, shall not apply.

2.    CONDITIONS PRECEDENT

      2.1. This agreement, is subject to the suspensive conditions, contained in this clause 2.1 namely:

            2.1.1. the conclusion of a management agreement between the purchaser and A Koch prior to 31 January 2000;

            2.1.2. Approval of the members of the seller in terms of s46(b)(ii)
                   of the Close Corporation Act.

            2.1.3. Exchange Control approval from the South African Reserve
                   Bank.

            2.1.4. The listing of Colorsmart.Com in the United States of America on the NASDAQ by 31 January 2000.

      2.2. Forthwith after the signature of this agreement, the parties shall use their best endeavours to procure the fulfilment of the conditions referred to in this clause 2.1.

3.    SALE OF THE BUSINESS

      The seller sells, transfers and cedes to the purchaser as an indivisible whole and as a going concern with effect from the effective date from which date the risk in and benefit of the business shall vest in the purchaser, the business comprising -

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      3.1.  the goodwill thereof;

      3.2.  the exclusive right to use the name;

      3.3.  the fixed assets;

      3.4.  the stock;

      3.5.  deposits made by the seller in respect of the business;

      3.6. the debtors; (any debtors not recovered within 90 (ninety) days from the effective date will be refunded by the seller to the purchaser);

      3.7.  the creditors;

      3.8.  the bank overdrafts and bank accounts;

      3.9. all contracts of the business concluded in the ordinary course of business, including orders relating to stock undelivered as at the effective date, the purchaser acknowledging having been given copies of the contracts listed in Annexure B, but excluding any debts and any liabilities other than any liabilities contemplated in clause 8.1.1 in respect of the contracts and the name.

4.    PURCHASE PRICE

      4.1. The purchase price of the business is based on the net asset value at 28 February 1999 and is the sum of R836 1 78,00 (eight hundred nd

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            thirty six thousand one hundred and seventy eight rand) allocated as follows -

            4.1.1. the fixed assets R2 500,00 (two thousand five hundred rand);

            4.1.2. the stock, R80 000,00 (eighty thousand rand);

            4.1.3. the name, R91 219,00 (ninety one thousand two hundred and nineteen rand);

            4.1.4. goodwill, R83 459,00 (eighty three thousand four hundred fifty nine rand).

            4.1.5. debtors, R835 000,00 (eight hundred and thirty five thousand rand);

            4.1.6. cash at bank and on deposit, R131 000,00 (one hundred and thirty one thousand rand);

            4.1.7. creditors, R125 000,00 (one hundred and twenty five thousand rand);

            4.1.8. bank overdraft, R131 000,00 (one hundred and thirty one thousand rand);

      4.2. Any differences in net asset value at the effective date will be reconciled with the values in 4.1. Any shortfall will be deducted from the purchase price and any increase will be added to the purchase price.

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      4.3.  The purchase price shall be paid as follows -

            4.3.1. by the purchaser discharging the designated liabilities on due date, and the purchaser indemnifies the seller against the purchaser's failure to do so on due date;

            4.3.2. by the purchaser paying, on the implementation date against the delivery of the business to the seller, the sum of R836 178,00 (eight hundred and thirty six thousand one hundred and seventy eight rand);

      4.4. All payments to be effected by the purchaser to the seller in terms of this agreement shall be made at Cape Town.

5.    STOCKTAKING

      5.1. The parties shall cause the stock to be taken in accordance with the following provisions -

            5.1.1. the stocktaking shall take place during the course of the 48
                   (forty eight) hours prior to the implementation date, that being 31 January 2000;

            5.1.2. each of the parties' auditors shall be present or represented at the stocktaking;

            5.1.3. after the stocktaking has been completed, schedules reflecting the stocktaking shall be prepared and initialled by the parties;

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            5.1.4. the stock reflected in the schedules referred to in clause
                   5.1.3 shall be valued -

                   5.1.4.1. in the case of undamaged finished stock, at the
                            lower of the cost thereof to the seller and net realisable value;

                   5.1.4.2. in the case of undamaged work in progress, at the cost thereof to the seller;

                   5.1.4.3. in the case of undamaged raw materials, at the cost thereof to the seller.

      5.2.  For the purpose of this clause -

            5.2.1. "cost to the seller" -

                   5.2.1.1. means the price paid by the seller to the supplier;

                   5.2.1.2. shall take into account all the discounts including settlement discounts granted to the seller.

      5.3. Should there be any dispute in regard to the value of any item of stock or in regard to whether any item of the stock is damaged or slow moving, the dispute shall be determined by the respective auditors of the purchaser and the seller, acting jointly and, failing agreement between such auditors, by independent auditors appointed by the respective

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            auditors of the purchaser and the seller (or failing agreement between them, by the Chairman for the time being of the Cape Society of Chartered Accountants (or the successor body thereto)). Such auditors in resolving the dispute shall act as experts and not as arbitrators and their decision shall be final and binding on the parties and their charges shall be paid by the purchaser and the seller in equal shares.

6.    EMPLOYEES

      6.1. The parties agree that section 197(2) of the Labour Relations Act, 1995 is applicable to the seller in terms of this agreement and that accordingly the employment of each employee of the seller employed in regard to the business, will continue in force with the purchaser as the "new employer". The parties agree that no agreements contemplated in terms of section 197(3) of that Act will be concluded.

      6.2. The employees contemplated in clause 6.1 are members of the seller's provident fund. The purchaser shall be entitled to take over the seller's provident fund which relates solely to the business if it so desires and to operate such fund as its own fund, with effect from the effective date. The seller shall furnish the purchaser with a certificate from the actuaries of the fund as to the position of the fund at the effective date. The seller undertakes that the actuaries of the seller's pension fund will, as soon as is reasonably possible, establish the value of the accrued liabilities of the seller's provident fund in respect of the employees in question as at the effective date. The amount of the liabilities shall be expressed as a proportion of the total liabilities of the seller's pension fund as at the effective date and that proportion of the assets, adjusted to account for income and expenditure from the effective date to the date of transfer, shall be transferred to the purchaser's provident fund. The seller warrants

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            that the said assets shall cover the said liabilities. The bases used by the actuaries of the provident fund(s) for the valuation of liabilities and assets in terms hereof shall be agreed with an actuary appointed by the purchaser or, failing such agreement, the said bases shall be determined by an actuary appointed by the President for the time being of the s Actuarial Society of South Africa, such appointee to act as an expert and not as an arbitrator and his decision to be final and binding on the parties including any decision as to liability for his costs.

      6.3. The purchaser undertakes to procure that the employees contemplated in clause 6.1 who are members of the seller's provident fund shall be transferred to a provident fund on the basis that such employees shall only acquire such share in the new provident fund as shall be available using the assets to be transferred from the seller's provident fund as contemplated below, and to the extent that such employees are retrenched by the purchaser within 30 (thirty) days, the purchaser shall be obliged to pay to any such employees their pro rata share of such fund as at the date of retrenchment determined mutatis mutandis in accordance with clause 6.2.

      6.4. The seller shall pay the purchaser an amount equivalent to the accrued leave pay due to any employee whose employment continues in force with the purchaser after the effective date.

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7.    SECTION 34 ADVERTISEMENT

      The seller shall be obliged to advertise the transaction in terms of section 34 of the Insolvency Act, 1936.

8.    DELIVERY

      8.1. The business shall be delivered to the purchaser on the implementation date (against payment of the relevant portion of the purchase price) from which date the purchaser shall take legal possession of the business. Delivery shall include -

            8.1.1. The cession by the seller to the purchaser of the debts subject to the resolutive condition that such debt will be fully recoverable (save to the extent, in respect of all the debts in aggregate, of the provision allowed for any effective financial statements) within 90 (ninety) days. Should any of the debts not have been recovered by the purchaser within the period specified herein the sale of the debts shall be deemed ipso facto to be of no force and with effect from the effective date and the purchase price payable in terms of this agreement shall be adjusted accordingly. The seller shall repay to the purchaser an amount equal to the amount of such irrecoverable debt less the provision as reflected in the effective financial statements, together with interest thereon at the prime rate compounded monthly in arrear from the implementation date to date of payment. The amount so due by the seller to the purchaser shall be paid against cession by the purchaser to the seller of such irrecoverable debt;

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            8.1.2. the assignment (with effect from the effective date) of the seller's rights and prospective obligations in respect of the contracts contemplated in clause 3.9, to the extent that the other parties to such contracts consent thereto. The seller undertakes to use its best endeavours to procure the assignment of the contracts to the purchaser. To the extent that the other parties to the contracts do not consent to such assignment -

                   8.1.2.1. the purchaser shall be entitled as between it and the seller to the benefit of and shall bear the risk of such contracts from the implementation date and the seller shall bear the risk and be entitled to the benefit of such contracts prior to the effective date;

                   8.1.2.2. the seller shall be obliged to discharge any
                            obligations under the contracts in respect of the period from the effective date to the implementation date;

                   8.1.2.3. the purchaser shall be obliged at its cost but in the seller's name to discharge the seller's obligations under the contracts after the implementation date;

                   8.1.2.4. the parties respectively indemnify each other
                            against any loss of any nature which may arise

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                            as a result of the other of them failing to comply
                            with their obligations hereunder.

            8.1.3. the handing over to the purchaser on loan for a period of 120
                   (one hundred and twenty) days of the seller's documents, books and records and all information relating to the business subject to the auditors being given access as necessary. The purchaser shall be entitled to make copies of all such documents, books and records. After the expiry of the 120 (one hundred and twenty) day period, the purchaser shall have reasonable access thereto;

            8.1.4. the physical delivery of all assets forming part of the business to the purchaser by handing them to the purchaser at the premises;

            8.1.5. insofar as motor vehicles are concerned, all necessary licence papers and transfer documents, but on the basis that the purchaser shall obtain roadworthy certificates if necessary;

            8.1.6. the cession of any restraint of trade given to the seller in respect of the business, to the purchaser.

      8.2. The seller shall account to the purchaser for any receipts of the business paid directly to the seller after the effective date in respect of transactions that were entered into after the effective date.

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9.    THE NAME

      The seller shall be obliged to procure that within 30 (thirty) days of the implementation date, its name is changed, so as to enable the purchaser to register such name as a defensive name in its favour.

10.   WARRANTIES

      10.1. The seller warrants that -

           10.1.1. the fixed assets and the name are beneficially owned by the seller which will be able to give free and unencumbered title thereof as well as of any current assets sold, to the purchaser on the implementation date;

           10.1.2. the designated fixed assets will be delivered to the purchaser on the implementation date without any of such assets missing;

           10.1.3. there will not be fixed assets in addition to the designated assets, the value of which is more than R1 000,00 (one thousand rand);

           10.1.4. none of the liabilities imposed on the seller under the contracts forming part of the sale will be payable in or linked to foreign currencies;

           10.1.5. between date of signature and the implementation date, the seller will not have entered into any transaction or acquired or disposed of any assets or incurred any liabilities, otherwise, than in the normal, ordinary and regular course of business,

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                    nor will it have increased the salaries of employees during that period other than normal or merit increases determined in the normal course and no events will have taken place which have or will have had the effect of impairing the goodwill of the business;

           10.1.6. the seller is not in default of any material obligation affecting the business, whether under the contracts contemplated in clause 3.9 or under any legislation or (without limitation eiusdem generis) otherwise;

           10.1.7. the books, accounts and records of the seller do and will until the implementation date continue to accurately reflect in accordance with generally accepted accounting principles and practice all of the transactions entered into by the seller or to which it is a party in respect of the business;

           10.1.8. the business will not have generated a loss between the period 1 June 1999 to the implementation date;

           10.1.9. the seller has disclosed to the purchaser all facts and circumstances material to this transaction and which are or would be material to an independent purchaser of the business;

           10.1.10. no person who has any claim in connection with the business, has instituted proceedings in a division of the High Court having jurisdiction in the district in which the business is carried on or in the Magistrates' Court of that district nor is

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                    the seller aware of any circumstances which may give rise
                    thereto prior to the implementation date;

           10.1.11. the copies of the contracts listed in Annexure B which have been furnished to the purchaser fully and correctly reflect all the terms and conditions thereof and have not been amended in any respects and all such contracts are of full force and effect according to their tenor;

           10.1.12. the seller will have complied with all its obligations as tenant under leases in respect of the premises and will have no unfulfilled obligations whether in respect of restoration or repair of such property or otherwise;

           10.1.13. the seller is not aware of any facts or circumstances which could result in the licences, authorities or consents in respect of the premises and the business not being renewed from time to time;

           10.1.14. to the best of the seller's knowledge and belief, the purchaser will not be required to effect any repairs or alterations or additions to the premises as a pre-requisite to the granting of any necessary trading licences, authorities or consents;

           10.1.15. all general sales tax or value added tax owing to the Department of Inland Revenue as at the effective date in respect of the business will have been paid in full;

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           10.1.16. all fixtures, fittings, furniture, plant and equipment and the other items listed on Annexure A as well as any other assets comprising the business will be in good and proper working condition and together with contracts contemplated in clause 3.9 and the name are the only assets required for the conduct of the business;

           10.1.17. it has not sold or otherwise disposed of or encumbered any of the rights attaching to the name (nor purported nor agreed to do so) to any person other than the purchaser nor has it granted any right, licence, option or privilege with respect thereto nor encumbered them in any way;

           10.1.18. to the best of the seller's knowledge and belief the use of the name does not infringe nor will it infringe any rights of any third party;

           10.1.19. no other person has the right to exploit the rights attaching to the name and to the best of the seller's knowledge and belief there is nothing which will preclude the purchaser from exploiting such rights at any time;

           10.1.20. no person save as contemplated in this agreement, has nor will on the effective date have any right to participate in any of the revenues or profits generated pursuant to the exploitation of the name acquired in terms hereof;

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           10.1.21. to the best of the seller's knowledge and belief the use of the name by the purchaser will be unimpeachable by any third party;

           10.1.22. to the best of the seller's knowledge and belief there is no infringement or suspected infringement of the rights to the name;

           10.1.23. between the effective date and the date of signature hereof, the seller will not have done anything which could prejudice the rights to the name in any way whatsoever;

           10.1.24. the profits generated by the business in the 3 (three) years preceding the effective date shall not differ from each other by more than 20% (twenty per cent);

     10.2. The seller warrants that no application for the winding up of the seller has been presented at date of signature hereof nor will any such application have been presented on the implementation date.

     10.3. Nothing herein contained shall relieve the seller from its obligation to make those disclosures which it is in law obliged to make.

     10.4. No warranties or representations which are not set forth in this agreement shall be binding on the seller and the business is purchased on the basis that it is taken voetstoots.

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11.   INDEMNITY

      11.1. The seller indemnifies the purchaser against any claims, which may be made in respect of finished products and work-in-progress which are included in the stock forming part of the business, provided that to the extent that any claims are made against the purchaser in respect of any such stock which was sold and delivered to third parties in the course of the business during the period 1 January 1998 to the implementation date, the seller's indemnity shall only operate in respect of claims the amount of which exceeds the amount of net profits earned by the business during the period from 1 January 1998 to the implementation date in respect of such products sold and delivered during such period. Should any claims be made against the purchaser in respect of such stock, the purchaser shall afford the seller an opportunity to assist the purchaser to contest the claim and, subject to an indemnity in a form acceptable to the purchaser against costs being given by the seller, shall engage attorneys and counsel nominated by the seller for the said purpose.

      11.2. The seller indemnifies the purchaser against any losses or damages of whatsoever nature which the purchaser may sustain by reason of assuming all the obligations of the seller under the contracts of employment with the employees of the business, the cause of which arose prior to the effective date.

12.   RESTRAINT

      12.1. In this clause, unless clearly inconsistent with the context, words and phrases defined hereunder shall bear the meanings assigned to the this sub-clause -

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            12.1.1. "competitive activity" shall mean digital and large format printing;

            12.1.2. "the restraint period" shall mean a period of 1 (one) year from the effective date;

            12.1.3. "territory" shall mean the Republic of South Africa

      12.2. The seller hereby undertakes to the purchaser that it will not, either alone or jointly -

            12.2.1. during any part of the restraint period, whether as proprietor, partner, director, shareholder, employee, member, consultant, contractor, financier, agent, representative, assistant or otherwise, and whether for reward or not, directly or indirectly, -

                    12.2.1.1. carry on in the territory any undertaking; or

                    12.2.1.2. be interested or engaged in or concerned with
                              any company, close corporation, firm, undertaking or concern operating in any part of the territory; or

                    12.2.1.3. be employed by any company, close corporation,
                              firm, undertaking or concern operating in any part of the territory in a competitive activity;

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            12.2.2. during any part of the restraint period and thereafter, to the extent that the same are protected by law, disclose any trade secrets and/or confidential information of the business other than to persons connected with the business and who are required to know such secrets or to have such confidential information. Trade secrets and confidential information shall include (but not be limited to) all and whatever information relating to the business and its suppliers and customers which is not readily available in the ordinary course of business to its competitors, provided that nothing herein contained shall prohibit the seller from entering into any joint ventures with persons who are concerned in competitive activities in the territory, provided that the subject matter of the joint venture is not a competitive activity in the territory.

      12.3. The seller acknowledges and agrees that -

            12.3.1. the restraints imposed upon it in terms of this clause
                    (interpreted initially in their widest sense as provided in clause 12.3.3) are reasonable as to subject matter, period and territorial limitation and are not more than reasonably and necessarily required by the purchaser to maintain the goodwill of, and its legitimate business interests in respect of the business;

           12.3.2. the provisions of clauses 12.2 and 12.3.1 shall be construed as imposing separate, severable and independent restraints in respect of -

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                    12.3.2.1. each of the months falling within the restraint
                              period;

                    12.3.2.2. each magisterial district falling within the
                              territory;

                    12.3.2.3. each activity falling within the ambit of a
                              competitive activity;

                    12.3.2.4. each capacity in relation to a competitive
                              activity which the covenantor is prohibited from holding in terms of this clause;

            12.3.3. the restraints set out in clause 12.2 shall initially be given the widest possible interpretation and no restraint or combination of restraints shall be limited by reference to or inference from any other restraint or combination of restraints, provided however that the invalidity or unenforceability of any one or combination of restraints referred to in clause 12.2 (including the restraints interpreted in their widest cumulative sense as aforesaid) shall not affect the validity or enforceability of any of the other restraints referred to in clause 12.2 or another combination of such restraints.

      12.4. No restraints referred to in this clause shall apply to any direct or indirect shareholding by the seller in any company listed on a recognised stock exchange where the aggregate direct and indirect holdings of the seller do not exceed 5% (five per cent) of any class of that listed company's issued

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            share capital and the interest of the seller in that company is solely that of a shareholder.

      12.5. The above restraints shall enure also in favour of the successors in title of the business. The term "successors in title" shall mean any person who -

            12.5.1. acquires the goodwill of the business; or

            12.5.2. becomes the beneficial owner of such goodwill through his shareholding in any company; or

            12.5.3. has acquired by cession the right to enforce the restraints embodied herein.

      12.6. The provisions of this clause 12 shall apply mutatis mutandis to K Redman, H Trischler, A Koch, who undertake to be bound thereby, any reference to the seller being read as a reference to K Redman, H Trischler, A Koch.

13.   AGENT'S COMMISSION

      It is recorded that the sale was not concluded through the instrumentality of any agent.

14.   BREACH

      If any party breaches any material provision or term of this agreement (other than those which contain their own remedies or limit the remedies in the event of a breach thereof) and fails to remedy such breach within 14 (fourteen) days of receipt of written notice requiring it to do so (or if it is not reasonably possible to remedy the breach within 14 (fourteen) days, within such further period as may

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      be reasonable in the circumstances provided that the party in breach furnishes evidence within the period of 14 (fourteen) days, reasonably satisfactory to the other party, that it has taken whatever steps are available to it, to commence remedying the breach)) then the aggrieved party shall be entitled without notice, in addition to any other remedy available to it at law or under this agreement,including obtaining an interdict, to cancel this agreement or to claim specific performance of any obligation whether or not the due date for performance has arrived, in either event without prejudice to the aggrieved party's right to claim damages.

15.   DOMICILIUM CITANDI ET EXECUTANDI

      15.1. The parties choose as their domicilia citandi et executandi for all purposes under this agreement, whether in respect of court process, notices or other documents or communications of whatsoever nature (including the exercise of any option), the following addresses:

            15.1.1. THE PURCHASER

                    Physical:  2nd Floor, Ransen House
                               Constitution Street
                               Cape Town

                    Postal:    PO Box l0118
                               Caledon Square
                               7905
                    Telefax:   (021) 441 2287

           15.1.2.  THE SELLER

                    Physical:  2nd Floor, Castle Mews
                               16A Newmarket Street
                               Cape Town
                               8001
                    Postal:    V Vasson & Co.
                               P0 Box 48
                               Gatesville
                               7764
                    Telefax:   (021) 462 1660

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           15.1.3.  Alois Koch

                    Physical:  20 Ottenhout Street
                               Plattekloof

           15.1.4.  Keith Howard Redman

                    Physical:  17 Melody Lane
                               Kirstenhof

           15.1.5.  Herbert Maria Trischler

                    Physical:  35 Graaff Avenue
                               Milnerton

      15.2. Any notice or communication required or permitted to be given in terms of this agreement shall be valid and effective only if in writing but it shall be competent to give notice by telefax.

      15.3. Either party may by notice to the other party change the physical address chosen as its domicilium citandi et executandi to another physical address where postal delivery occurs in the Republic of South Africa or its postal address or its telefax number, provided that the change shall become effective on the 7th business day from the deemed receipt of the notice by the other party.

      15.4. Any notice to a party -

            15.4.1. sent by prepaid registered post (by airmail if appropriate)
                    in a correctly addressed envelope to it at an address chosen as its domicilium citandi et executandi to which post is delivered

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                    shall be deemed to have been received on the 7th business
                    day after posting (unless the contrary is proved);

            15.4.2. delivered by hand to a responsible person during ordinary business hours at the physical address chosen as its domicilium citandi et executandi shall be deemed to have been received on the day of delivery; or

            15.4.3. sent by telefax to its chosen telefax number stipulated in clause 15.1, shall be deemed to have been received on the date of despatch (unless the contrary is proved).

      15.5. Notwithstanding anything to the contrary herein contained a written notice or communication actually received by a party shall be an adequate written notice or communication to it notwithstanding that it was not sent to or delivered at its chosen domicilium citandi et executandi.

16.   WHOLE AGREEMENT

      16.1. This agreement constitutes the whole agreement between the parties relating to the subject matter hereof.

      16.2. No amendment or consensual cancellation of this agreement or any provision or term hereof or of any agreement, bill of exchange or other document issued or executed pursuant to or in terms of this agreement and no settlement of any disputes arising under this agreement and no extension of time, waiver or relaxation or suspension of or agreement not

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            to enforce or to suspend or postpone the enforcement of any of the provisions or terms of this agreement or of any agreement, bill of exchange or other document issued pursuant to or in terms of this agreement shall be binding unless recorded in a written document signed by the parties. Any such extension, waiver or relaxation or suspension which is so given or made shall be strictly construed as relating strictly to the matter in respect whereof it was made or given.

      16.3. No extension of time or waiver or relaxation of any of the provisions or terms of this agreement or any agreement, bill of exchange or other document issued or executed pursuant to or in terms of this agreement, shall operate as an estoppel against any party in respect of its rights under this agreement, nor shall it operate so as to preclude such party thereafter from exercising its rights strictly in accordance with this agreement.

      16.4. To the extent permissible by law no party shall be bound by any express or implied term, representation, warranty, promise or the like not recorded herein, whether it induced the contract and/or whether it was negligent or not.

17.   COSTS

      All the costs on an attorney and own client basis of EDWARD NATHAN & FRIEDLAND INC of and incidental to the preparation of this agreement (including prior drafts and consultations) and the stamp duty shall be borne by the purchaser. The cost of SMIEDT-WITZ will be paid by the seller.

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18.   VALUE-ADDED TAX

      18.1. The seller and the purchaser agree that the business is disposed of as a going concern and for the purposes of section 11(1)(e) of the Value-Added Tax Act, 1991, agree that the business will be an income-earning activity on the implementation date and that the assets which are necessary for carrying on such business have been disposed of by the seller to the purchaser in terms of this agreement.

      18.2. If, notwithstanding the aforegoing, value-added tax is payable in respect of any of the assets sold in terms hereof, same shall be borne and paid by the purchaser.

19.   JOINT AND SEVERAL LIABILITY OF THE SELLER

      The liability of the persons comprising the seller vis-a-vis the purchaser shall be joint and several.

20.   JOINT AND SEVERAL LIABILITY OF THE PURCHASER

      The liability of the persons comprising the purchaser vis-a-vis the seller shall be joint and several.

21.   EXECUTION IN COUNTERPARTS

      This agreement may be executed in several counterparts, each of which shall together constitute one and the same instrument.

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SIGNED by the parties and witnessed on the following dates and at the following places respectively:

DATE        PLACE                  WITNESS                    SIGNATURE
----        -----                  -------                    ---------

                         1. __________________

9/11/99  Cape Town                                    /s/ [ILLEGIBLE]
                                                      --------------------------
                         2. __________________        VIRTUAL COLOUR PRINTING CC


                         1. __________________

_____   ____________                                  --------------------------
                         2. __________________        COLORSMART.com Inc. USA


                         1. __________________
9/11/99 Cape Town
                                                       /s/ Keith Redman
                                                      --------------------------
                                                      KEITH HOWARD REDMAN
                         2. __________________


                         1. __________________
9/11/99 Cape Town                                     /s/ Herbert Trischler
                                                      --------------------------
                                                      HERBERT MARIA TRISCHLER
                         2. __________________


                         1. __________________
9/11/99 Cape Town                                     /s/ Alois Koch
                                                      --------------------------
                                                      ALOIS KOCH
                         2. __________________

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                      ANNEXURE A - DESIGNATED FIXED ASSETS

                         ANNEXURE B - LIST OF EMPLOYEES

1.      Draper, Roger        58 1565          13 Elsendal, Edgemead

2.      February, Liezel     63 75052          12b Thornton Road, Alicedale,
                                               Athlone

3.      Fortune, Tony        082 496 4486

4.      Green, Keith         59 32448          7 Hind Avenue, Kensington

5.      Hendricks, Andrew    391 1888          35 Zenith Road, Rocklands,
                                               Mitchells Plain

6.      Rabie, Morne         694 7020          36 Saaffraan Road, Bonteheuwel

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